Exhibit 11.  Statement of computation of per share earnings


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

                                                                       Six  Months Ending June 30,
                                                      -------------------------------------------------------------
                                                               1996                               1995
                                                      ---------------------------       ---------------------------
                                                                        Fully                            Fully
                                                        Primary        diluted            Primary        diluted
                                                      ---------------------------       ---------------------------
Net income                                            $ 2,470,116     $ 2,470,116       $ 2,202,893     $ 2,202,893
                                                      ===========     ===========       ===========     ===========

Weighted average number of common
  shares outstanding                                    6,688,382       6,688,382         6,014,480       6,014,480

Incremental shares from the assumed
  exercise of dilutive stock options                      429,610         429,610            18,000          18,000

Common shares assumed to have been
  repurchased, treasury stock method                     (334,320)       (334,320)          (17,220)        (17,220)
                                                     ------------      ----------      ------------     -----------

Weighted average common and
  common equivalent shares
  outstanding                                           6,783,672       6,783,672         6,015,260       6,015,260
                                                    =============  ==============     =============  ==============


Net income per share                                $        .36   $          .36     $        .37   $         .37
                                                    =============  ==============     =============  ==============
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